EXHIBIT 5.1

CAIRNCROSS & HEMPELMANN, P.S.
524 Second Avenue, Suite 500
Seattle, Washington 98104

March 26, 2013

Jones Soda Co.
1000 First Avenue South, Suite 100
Seattle, WA 98134

Re:	Post-Effective Amendment No. 1 on Form S-1 to Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Jones Soda Co., a Washington corporation (the “Company”), in connection with the preparation and filing by the Company of Post-Effective Amendment No. 1 on Form S-1 (the “Amendment”) to Form S-3 Registration Statement (the “Registration Statement”), with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The prospectus contained in the Amendment to the Registration Statement relates to an aggregate of 3,207,500 shares of the Company's common stock (the “Warrant Shares”) that are issuable upon exercise of outstanding warrants to purchase common stock (the “Warrants”). As of the date hereof, none of the Warrants have been exercised and they remain outstanding and exercisable by their terms.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S‑K under the Securities Act. In connection with this opinion, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following:

1.	The Articles of Incorporation of the Company filed with the Washington Secretary of State on February 14, 2000;

2.	The Bylaws of the Company, dated March, 2000;

3.	The Resolutions adopted by the Board of Directors of the Company and the Board Meeting Minutes relating to the authorization and issuance of the Warrants and Warrant Shares by the Company;

4.	The Amendment and the Registration Statement, including all exhibits thereto;

5.
The Securities Purchase Agreements for the purchase of the Warrants and shares of common stock issuable thereunder, dated as of February 1, 2012, by and among the Company and the purchasers identified on the signature pages thereto (collectively, the “Securities Purchase Agreements”); and

6.	The Common Stock Purchase Warrants, dated February 6, 2012, by the Company to the holders thereof (collectively, the “Warrant Agreements”).

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and the accuracy and completeness of the corporate records made available to us by the Company. We have further assumed that all parties to the documents reviewed by us (other than the Company) are duly organized, validly existing and in good standing and have full power and authority and have taken all necessary corporate or other action to execute, deliver and perform their duties under such documents and to consummate the transactions contemplated thereby. Moreover we assume that all such documents have been duly authorized, executed and delivered by such parties and are binding and enforceable against such parties. As to any facts material to the opinions expressed below, with your permission, we have relied solely upon the accuracy and completeness of the following, without independent verification or investigation:

1.    The representations and warranties contained in the Securities Purchase Agreements;

2.    The certificates, documents, records, oral or written statements and other information of or from public officials, public entities and others; and

3.    The certificates, documents, records, agreements, oral or written statements and other information provided to us from the officers, directors, shareholders and other representatives of the Company. We have assumed that the parties to the Securities Purchase Agreements and the Warrant Agreements have complied with all of their respective representations, warranties, covenants and agreements contained therein.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the Warrant Shares have been duly authorized and, when issued, sold, delivered, and paid for as contemplated by the respective Warrant Agreements, will be legally issued, fully paid, and non-assessable shares of common stock of the Company.

Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of Washington and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any other jurisdiction other than the laws of the State of Washington.

We consent to (a) the use of our firm's name, Cairncross & Hempelmann, P.S., in the Amendment in connection with this opinion, (b) the use of this opinion as an exhibit to the Amendment, and (c) the reference to this opinion in the section captioned “Legal Matters” in the prospectus contained in the Amendment.

In giving this opinion, we do not admit that we come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder, nor do we admit that we are experts with respect to any part of the Amendment, the Registration Statement or the prospectus contained in the Amendment within the meaning of the term “expert” as defined in Section 11 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ CAIRNCROSS & HEMPELMANN. P.S.